UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

2 Greenwich Office Park
Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)

(866) 535-2230
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 14, 2008, the Company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (SEC) with regard to its Annual Report on Form 10-K for the period ended December 29, 2007 (Fiscal 2007 Form 10-K), indicating that the Company would not be able to timely file its Fiscal 2007 Form 10-K, nor could it represent that it would be able to file its Fiscal 2007 Form 10-K by the extended due date of March 28, 2008.

Based on the foregoing, on March 24, 2008, the Company received a NASDAQ Staff Determination notifying the Company that the failure to timely file the Fiscal 2007 Form 10-K constitutes a failure to satisfy the filing requirement for continued listing under NASDAQ Marketplace Rule 4310(c) (14) and, therefore, trading in the Company’s securities will be suspended at the open of business on April 2, 2008 and that the Company’s securities will be delisted from the NASDAQ Stock Market (the “Delisting Notice”), unless the Company requests an appeal of the determination.

The Company will be filing an appeal and will request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination.  The hearing request will stay the suspension of trading and delisting of the Company's securities pending the issuance of the Panel's decision.  However, there can be no assurance that the Panel will grant the Company's request.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of Presstek, Inc. dated March 28, 2008 notifying receipt of NASDAQ Staff Determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: March 28, 2008	/s/ Jeffrey A. Cook
Jeffrey A. Cook Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Presstek, Inc. dated March 28, 2008 notifying receipt of NASDAQ Staff Determination.